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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
 October 20, 2003

Seacoast Financial Services Corporation
(Exact Name of Registrant as Specified in Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)	000-25077 (Commission File Number)	04-1659040 (IRS Employer Identification No.)
One Compass Place, New Bedford, Massachusetts 02740 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (508) 984-6000

Item 5. Other Events

        On October 20, 2003, Seacoast Financial Services Corporation ("Seacoast") and Coast Merger Sub Corporation, a wholly owned subsidiary of Seacoast ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Agreement") with Abington Bancorp, Inc. ("Abington"), whereby Merger Sub will merge with and into Abington (the "Merger"). The Agreement provides, among other things, that as a result of the Merger each outstanding share of common stock of Abington (subject to certain exceptions) will be converted into the right to receive 1.4468 shares of Seacoast common stock, plus cash in lieu of any fractional interest, or $34.00 in cash, subject to election and allocation procedures set forth in the Agreement which are intended to ensure that 75% of the outstanding shares of Abington common stock will be converted into the right to receive Seacoast common stock and 25% of the outstanding shares of Abington common stock will be converted into the right to receive cash.

        Abington will have the ability to terminate the Agreement if the price of Seacoast common stock declines by more than 20% and underperforms a peer group of companies by more than 10% over a designated measurement period unless Seacoast increases the exchange ratio for converting shares of Abington common stock to Seacoast common stock in accordance with a formula specified in the Agreement.

        Consummation of the Merger is subject to a number of customary conditions, including, but not limited to, (i) the approval of the Agreement by the shareholders of Abington and (ii) the receipt of requisite regulatory approvals of the Merger and the proposed merger of Abington's banking subsidiary, Abington Savings Bank, with and into Seacoast's banking subsidiary, Compass Bank for Savings, as soon as practicable following consummation of the Merger. Officers and directors of Abington holding approximately 518,340 shares of Abington common stock have agreed to vote their shares in favor of the transaction.

        The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference in its entirety.

        The press release issued by Seacoast and Abington with respect to the announcement of the above-described transaction is included hereto as Exhibit 99.3 and is hereby incorporated herein by reference in its entirety.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  (c)
  Exhibits

Exhibit 99.1	Agreement and Plan of Merger, dated as of October 20, 2003, between Seacoast Financial Services Corporation, Coast Merger Sub Corporation and Abington Bancorp, Inc.*
Exhibit 99.2	Form of Voting Agreement (attached hereto as Annex A to Exhibit 99.1)*
Exhibit 99.3	Press Release of Seacoast and Abington dated October 21, 2003*

*
Filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEACOAST FINANCIAL SERVICES CORPORATION
Date: October 27, 2003	By:	/s/ KEVIN G. CHAMPAGNE Name: Kevin G. Champagne Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Agreement and Plan of Merger, dated as of October 20, 2003, between Seacoast Financial Services Corporation, Coast Merger Sub Corporation and Abington Bancorp, Inc.*
Exhibit 99.2	Form of Voting Agreement (attached hereto as Annex A to Exhibit 99.1)*
Exhibit 99.3	Press Release of Seacoast and Abington dated October 21, 2003*

*
Filed herewith.

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  Item 5. Other Events
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
EXHIBIT INDEX